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                                                                   EXHIBIT 99.11

                            PIPER & MARBURY
                                 L.L.P.
                          CHARLES CENTER SOUTH
                        36 SOUTH CHARLES STREET
                     Baltimore, Maryland 21201-3018
                              410-539-2530                           WASHINGTON
                           FAX: 410-539-0489                          NEW YORK
                                                                    PHILADELPHIA
                                                                       EASTON

                            March 31, 1999

Salomon Brothers Series Funds Inc
7 World Trade Center
New York, New York  10048

     Re:  Registration Statement on Form N-14
          -----------------------------------

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Salomon Brothers Series Funds Inc, a Maryland corporation (the "Series Funds"), in connection with the proposed acquisition by the Salomon Brothers Small Cap Growth Fund, an investment portfolio of the Series Funds (the "Acquiring Fund"), of all or substantially all the assets and liabilities of the Smith Barney Special Equities Fund (the "Acquired Fund"), an investment portfolio of Smith Barney Investment Funds, Inc., a Maryland corporation (the "Investment Funds"), in exchange for a corresponding number of Class A, Class B and Class 2 shares of the Acquiring Fund (collectively, the "Acquiring Fund Shares"), par value $.001 per share, pursuant to an Agreement and Plan of Reorganization by and between the Series Funds on behalf of the Acquiring Fund and by the Investment Funds on behalf of the Acquired Fund (the "Agreement").

     In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

     (a) The Charter of the Series Funds certified by the Maryland State Department of Assessments and Taxation (the "MSDAT").

     (b) The By-Laws of the Series Funds.

     (c) The Prospectus/Proxy Statement contained in the Series Funds' Registration Statement on Form N-14 (the "Registration Statement").
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                                                                 Piper & Marbury
                                                                      L.L.P.

Salomon Brothers Series Funds Inc
March 31, 1999
Page 2

     (d) The Agreement.

     (e) The minutes of proceedings of the Series Funds relating (i) to the authorization of the issuance of the Acquiring Fund Shares; (ii) to the authorization of the Registration Statement and the transactions contemplated thereby and (iii) to the authorization of the Agreement and the transactions contemplated thereby.

     (f) A short-form Good Standing Certificate for the Series Funds, dated a recent date, issued by the MSDAT.

     (g) A Certificate of Secretary of the Series Funds, dated as of the date hereof, as to certain factual matters (the "Certificate").

     (h) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

     In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

     1. The Series Funds is a corporation validly existing and in good standing under the laws of the State of Maryland.

     2. The Acquiring Fund Shares to be issued as contemplated in the Agreement have been, to the extent of the number of shares of the class authorized in the Charter of the Series Funds and then unissued, duly authorized, and, subject to the receipt by the Series Funds of consideration equal to the net asset value thereof, when issued pursuant to the Agreement and in the manner referred to in the Registration Statement, will constitute validly issued shares, fully paid and nonassessable, under the laws of the State of Maryland.
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                                                                 Piper & Marbury
                                                                      L.L.P.

Salomon Brothers Series Funds Inc
March 31, 1999
Page 3

     This opinion is limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. This opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 11 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

                              Very truly yours,

                              /s/ Piper & Marbury L.L.P.